Exhibit 99.02

Clinical Momentum Driving Financials Revenue Q1 2009 - US$1.4 million Q2 2009 - US$3.0 million 2H 2009 - US$4.4 million Month of July 2009 - US$1.6 million in revenue expected Revenue footprint growing in US and EU Addition of 7-10 new sites in next 60 days Q2 / 2H 2009 financials released August 12